Security Information



Security Purchased


CUSIP
09253U108


Issuer
BLACKSTONE GROUP LP


Underwriters
Citigroup, Credit Suisse, DBSI, Lehman Brothers,
Merrill Lynch, Morgan Stanley, ABN Amro, BoA,
Bear Stearns, Goldman Sachs, JP Morgan, Lazard,
UBS, Wachovia


Years of continuous operation, including predecessors
> 3 years


Ticker
BX US


Is the affiliate a manager or co-manager of offering?
Joint Lead Manager


Name of underwriter or dealer from which purchased
Morgan Stanley


Firm commitment underwriting?
Yes


Trade date/Date of Offering
6/21/2007


Total dollar amount of offering sold to QIBs
 $4,133,330,000


Total dollar amount of any concurrent public offering
 $-


Total
 $4,133,330,000


Public offering price
 $31.00


Price paid if other than public offering price
 N/A


Underwriting spread or commission
 $1.32


Rating
N/A


Current yield
N/A




Fund Specific Information


Board
Total Share Amount
Purchased
$ Amount of
Purchase
% of Offering
Purchased by the
Fund



Chicago Funds



DWS Global Thematic VIP
Chicago
20,300
 $629,300
0.02%



DWS Mid Cap Growth VIP
Chicago
13,900
 $430,900
0.01%



New York Funds





DWS Global Thematic Fund
New York
262,700
$8,143,700
0.20%



DWS Mid Cap Growth Fund
New York
313,100
$9,706,100
0.23%



DWS RREEF Global Real Estate Securities
Fund
New York
24,050
$745,550
0.02%



Total

634,050
$19,655,550
0.48%




^The Security and Fund Performance is calculated based on information provided by State Street Bank.



*If a Fund executed multiple sales of a security, the final sale date is listed. If a Fund still held the security as of the quarter-end, the quarter-end date is listed.





Security Information




Security Purchased


CUSIP
34958B106


Issuer
FORTRESS INVESTMENT GROUP


Underwriters
BoA, Citigroup, DBSI, Goldman Sachs, Lehman
Brothers, Bear Stearns, Lazard Capital Markets,
Merrill Lynch, Morgan Stanley, Wells Fargo,
Friedman Billings Ramsey, Jefferies & Co, JMP
Securities, Keybanc Capital Markets, Sandler
O'Neill & Partners


Years of continuous operation, including predecessors
> 3 years


Ticker
FIG US


Is the affiliate a manager or co-manager of offering?
Joint Lead Manager


Name of underwriter or dealer from which purchased
Goldman Sachs


Firm commitment underwriting?
Yes


Trade date/Date of Offering
2/8/2007


Total dollar amount of offering sold to QIBs
 $634,290,000


Total dollar amount of any concurrent public offering
 $-


Total
 $634,290,000


Public offering price
 $18.50


Price paid if other than public offering price
 N/A


Underwriting spread or commission
 $1.11


Rating
N/A


Current yield
N/A




Fund Specific Information



Board
Total Share Amount
Purchased
$ Amount of Purchase
% of Offering
Purchased by the
Fund



New York Funds




DWS RREEF Global Real Estate Securities Fund
New York
12,550
$232,175
0.04%



Total

12,550
$232,175
0.04%





^The Security and Fund Performance is calculated based on information provided by State Street Bank.




*If a Fund executed multiple sales of a security, the final sale date is listed. If a Fund still held the security as of the quarter-end, the quarter-end date is listed.